                                                                  EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Ross Systems. Inc. on Forms S-8 (File Nos. 33-42036, 33-48226, 33-58584,
33-72108, and 33-89128) and Forms S-3 (File Nos. 33-89504 and 333-19619) of
our report dated August 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of Ross Systems, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997 and 1996, which report is included in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Experts."

                                      Coopers & Lybrand L.L.P.

Atlanta, Georgia
September 26, 1997